UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 29, 2006, Aquila, Inc. (the “Company”) filed a Current Report on Form 8-K (the “June 29 Form 8-K”) reporting on certain changes of the Company’s officers and certain electric rate increases filed by the Company. The purpose of this Form 8-K/A is to supplement the information reported in section (c)(2) of Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, of the June 29 Form 8-K. All other information reported in the June 29 Form 8-K (including the exhibits filed therewith) remains unchanged.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)(2)     Beth A. Armstrong and the Company have entered into a retention agreement under which Ms. Armstrong will receive a cash payment of $130,000 on June 30, 2007, if she is employed by the Company as of that date. If Ms. Armstrong is terminated by the Company prior to the retention payment date, she will continue to be eligible to receive the retention payment unless she was terminated “for cause” by the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By: /s/ Christopher M. Reitz

Christopher M. Reitz

Senior Vice President, General Counsel and Secretary

Date: July 18, 2006